UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) February 27, 2013

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Tellabs Center 1415 W. Diehl Road Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 27, 2013, Tellabs Inc. (the “Company”) entered into an agreement (the “Agreement”) with Third Avenue Management LLC and related entities (“Third Avenue”), pursuant to which the Company agreed (i) to nominate Alex Mashinsky to the Company’s Board of Directors at the Company’s 2013 Annual Stockholders Meeting (the “Annual Meeting”); and (ii) that subject to any limitations in its corporate documents, to amend its bylaws prior to the 2014 Annual Meeting to limit the size of the Board of Directors to a maximum of 10 directors.

In addition, pursuant to the Agreement, Third Avenue agreed to (i) vote in accordance with the recommendation of the Board at the Annual Meeting and at each special meeting of stockholders of the Company prior to the 2014 Annual Meeting, as set out in the related proxy statement solely with respect to matters not requiring the Company to file a preliminary proxy statement with the SEC; and (ii) certain standstill restrictions which will expire on the earlier of (a) the date that is 18 months from the date of the Agreement, and (b) the date that is 10 days prior to the deadline for stockholders to nominate director candidates for election to the Board at the Company’s 2015 annual meeting of stockholders (the “Standstill Period”). Mr. Mashinsky will agree to resign from the Board if Third Avenue at any time is the beneficial owner of less than 1% of the shares of the Company’s outstanding common stock.

The description of the terms of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement, dated as of February 27, 2013 by and among Tellabs Inc. and Third Avenue Management LLC

99.1	Press Release dated February 27, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC.
(Registrant)

/s/ Thomas P. Minichiello
Thomas P. Minichiello Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer and duly authorized officer)

February 27, 2013

(Date)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated as of February 27, 2013 by and among Tellabs Inc. and Third Avenue Management LLC

99.1	Press Release dated February 27, 2013